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                                                             EXHIBIT  1.A(10)(b)

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                        Supplement to the Application
                        [X] The Prudential Insurance Company of America
                        [ ] Pruco Life Insurance Company of New Jersey
                            A Subsidiary of The Prudential Insurance Company of America

                                No. XXXXXXXXXX
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A Supplement to the Application for a variable contract in which John Doe is named as the proposed Insured.
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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE...................................... YES [X] NO [ ]


An illustration of values is available upon request.



Date                    Signature of Applicant

     January 1, 1997     John Doe

ORD 86218-96

                New York

                                     II-70